CONSENT OF COUNSEL








                We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A of Connecticut Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission on or about May 31, 2002.








PAUL, HASTINGS, JANOFSKY & WALKER LLP




New York, New York
May 31, 2002